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                                                                 EXHIBIT 23.1(D)

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated April 7, 1999, included in TMP Worldwide Inc.'s Registration Statement No. 333-82531 and TMP Worldwide Inc.'s Form 8-K dated September 30, 1999, and to all references to our firm included in this registration statement.

                                          Arthur Andersen LLP

Tampa, Florida,
  September 30, 1999